UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2009 (December 22, 2009)

DERYCZ SCIENTIFIC, INC.
 (Exact name of registrant as specified in Charter)

Nevada	333-148392	11-3797644
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E
Santa Monica, California 90404
(Address of Principal Executive Offices)

(310) 477-0354
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 22, 2009, Derycz Scientific, Inc. (the “Registrant”) amended the common stock purchase warrants issued in connection with a private placement on December 22, 2006 (the “Warrants”) to extend the expiration date by one additional year.  The Warrants consist of investor warrants to purchase up to 2,250,000 shares of common stock at an exercise price of $1.25 per share and placement agent warrants to purchase up to 200,000 shares of common stock at an exercise price of $1.25 per share.  A form of the Warrants was attached as an exhibit to the Registrant’s Registration Statement on Form SB-2, which was filed with the Securities and Exchange Commission on December 28, 2007, and the description of the Warrants is incorporated herein by reference.  The amendment to the Warrants replaces the definition of “Expiration Date” with the following text:

“Expiration Date” means December 22, 2010.”

A form of the amendment is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)              Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Warrant Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.
(Registrant)

Date: December 23, 2009	By:	/s/ Peter Derycz
Peter Derycz
Chief Executive Officer